                                                                    Exhibit 21.1

                              LIST OF SUBSIDIARIES

                                                      JURISDICTION OF             DIRECT ("D")
COMPANY NAME AND ADDRESS (1)        D/B/A             ORGANIZATION              /INDIRECT ("I")
-----------------------------       ------            ---------------           ---------------
Anderson Interconnect, Inc.        Anderson Power     Massachusetts                  D
13 Pratts Junction Road            Products
Sterling, MA  01564-0579

Anderson Power Products B.V.                          The Netherlands                I
Amersterdamsewg  63
3812 RR Amersfoort
P.O. Box 99, 3800AB
The Neatherlands

Robicon Corporation                 Robicon           Pennsylvania                   D
500 Hunt Valley Drive
New Kensington, PA  15068

Robicon Canada Ltd.                                   Canada                         I
4500, 855 - 2nd Street S.W.
Calgary, Alberta, Canada T2P 4K7

Maxima Technologies, Inc.                             Pennsylvania                   D
1811 Rohrerstown Road
Lancaster, PA  17601

Physical Electronics, Inc.                            Delaware                       D
6509 Flying Cloud Drive
Eden Prairie, MN  55344

Physical Electronics Gmbh                             Germany                        I
Fraunhoferstrasse 4
85737 Ismaning, Germany

Charles Evans and Associates, Inc.                    California                     I
810 Kifer Road
Sunnyvale, CA 94086-5203

HVE Acquisition Corp.                                 Illinois                       I
401 Edgewater Drive
Suite 680
Wakefield, MA  01880-6210

HIVEC Holdings, Inc.                                  Delaware                       D
401 Edgewater Drive
Suite 680
Wakefield, MA  01880-6210

HVEC, Inc.                                            California                     D
401 Edgewater Drive
Suite 680
Wakefield, MA  01880-6210

HIVEC B.V.                                            The Netherlands                I
Amersterdamseweg 63
3812 RR Amersfoort
P.O. Box 99, 3800 AB
Amersfoort
The Netherlands

-----------
(1) High Voltage Engineering Corporation is located at 401 Edgewater Place, Suite 680, Wakefield, MA 01880-6210. It does business under the names High Voltage Engineering Corporation. High Voltage Engineering Corporation is organized under the laws of Massachusetts.

COMPANY NAME AND                                                    JURISDICTION OF     DIRECT ("D")
ADDRESS                                         D/B/A               ORGANIZATION        /INDIRECT ("I")
-------------------------------------------  --------------------   ---------------     ---------------
High Voltage Engineering Europa B.V.                                The Netherlands            I
Amersterdamseweg 63
3812 RR Amersfoort
P.O. Box 99, 3800AB
Amersfoort
The Netherlands

Stewart Warner Instrument Corporation       Maxima Technologies     Illinois                    I
1811 Rohrerstown Road
Lancaster, PA  17601

TTS Mexican Holding Company, Inc.                                   Illinois                    I
1811 Rohrerstown Road
Lancaster, PA  17601

Stewart Warner Instruments (Barbados), Inc.                         Barbados                    I
1811 Rohrerstown Road
Lancaster, PA  17601

Instrumentos Stewart Warner de Mexico                               Mexico                      I
S.A. de C.V.
1917 Neptuno Col.. Satelite.
Ciudad, Juarez
Chihuahua, Mexico C.P. 3254

Maxima Technologies S.L.                                            Spain                       I
c/ Progreso 32
Rubi, Barcelona
Spain

Ansaldo Sistemi Industriali S.p.A.                                  Italy                       I
Via Pieraggostini 50
16151 Genoa, Italy

Nicole Corporation                                                  Massachusetts               D
401 Edgewater Place
Wakefield, MA. 01880

HVEASI Holding B.V.                                                 The Netherlands             I
Amersterdamseweg 63
3812 RR Amersfoort
P.O. Box 99, 3800AB
Amersfoort
The Netherlands

Ansaldo Ross Hill, Inc                                              Texas                       I
10810 West Little York
Suite 130
Houston, Texas  77041

Ansaldo loire Automation SA.                                        France                      I
Z.I. du Buisson, Rue de la Poudriere
F-422300Roche-la-Moliere, France

Hill Graham Controls Ltd.                                           UK                          I
Dunston House, Dunston Road
Sheepbridge,
Chesterfield, Derbys, S41 90D

Ansaldo (Deutschland) GmbH                                          Germany                     I
Wahlerstrasse, 12
D-40472  Dusseldorf, Germany

A/O Ansaldo VEI                                                     Russia                      I



Krasnokazaarmennaya ulitsa, 12
111250 Moscow, Russia

Carmetal Srl                                                        France                      I
Via Ca Sordis, 4/6
I-36054 Montebello Vicentino (VI)
Italy

Carolyn Corporation                                                 Massachusetts               I
401 Edgewater Drive
Suite 680
Wakefield, MA  01880-6210

Connectrics Acquisition Corp                                        Massachusetts               I
401 Edgewater Drive
Suite 680
Wakefield, MA  01880-6210